Exhibit 3.2

REZ-128 (2017-08)

Certificate of Amendment

Business Corporations Act (RLRQ, chapter S-31.1)

I certify that the corporation

RIOPEL MARINE INC.

amended its articles pursuant to the Business Corporations Act to change its name to:

Technologies Marine Vision Inc.

and its version

Vision Marine Technologies Inc.

On 22 April 2020

Filed in the register on 23 April 2020 under the Quebec enterprise number 1168491927.

*Unofficial translated version from the original documents provided by the Registraire des Entreprises du Québec

Services Québec

REZ-909 (2017-04) Page 1 of 1

Articles of Amendment

Québec enterprise number (NEQ): 1168491927

Business Corporations Act, RLRQ, chapter S-31.1

1	Information about the business corporation

Name of business corporation

RIOPEL MARINE INC.

Version(s) of the name of the corporation in a language other than French, if applicable

2	Amendment of articles

2.1	Amendment to the name

Name of business corporation

Technologies Marine Vision Inc.

Version(s) of the name of the corporation in a language other than French, if applicable

Vision Marine Technologies Inc.

2.2	Other amendments

2.3	Date and time of certificate, if applicable

Date                                          Time

3	Correction of articles

4	Signature

Name of authorized director or officer

Alexandre Mongeon

Electronic signature of Alexandre Mongeon

For office use only

Reference number of the application: 020200073746731

Designating number:

Services Québec

REZ-909 (2017-04)

Declaration Relating to the Name

Declaration Relating to the Name

Name of business corporation: RIOPEL MARINE INC.

I, undersigned, Alexandre Mongeon, declare that reasonable means have been taken to ensure that the name chosen is in compliance with the law and that I am the person authorized to sign this declaration.

Electronic signature of Alexandre Mongeon

*Unofficial translated version from the original documents provided by the Registraire des Entreprises du Québec